                                                                   EXHIBIT 10.16


                         ===============================

                                   BUCA, INC.

                         ===============================

                            STOCK PURCHASE AGREEMENT

                         ===============================

                                   Dated as of

                                September 2, 1997

                                TABLE OF CONTENTS


1.   Authorization of Securities...............................................1

2.   Sale and Purchase of Securities...........................................2

3.   Closing...................................................................2

4.   Restriction on Transfer of Securities.....................................2
     4.1      Restrictions.....................................................2
     4.2      (a)     Legend...................................................2
     4.3      Removal of Legend................................................3
     4.4      Register of Securities...........................................3

5.   Representations and Warranties by Company.................................4
     5.1      Organization, Standing, etc......................................4
     5.2      Qualification....................................................4
     5.3      Financial Statements.............................................4
     5.4      Tax Returns and Audits...........................................5
     5.5      Changes, Dividends, etc..........................................5
     5.6      Title to Properties and Encumbrances.............................6
     5.7      Litigation; Governmental Proceedings.............................6
     5.8      Compliance with Applicable Laws and Other Instruments............6
     5.9      Series B Preferred Shares and Conversion Stock...................7
     5.10     Securities Laws..................................................7
     5.11     Patents and Other Intangible Rights..............................7
     5.12     Capital Stock....................................................8
     5.13     Outstanding Debt.................................................9
     5.14     Schedule of Assets and Contracts.................................9
     5.15     Corporate Acts and Proceedings..................................11
     5.16     Insurance Coverage..............................................11
     5.17     No Brokers or Finders...........................................11
     5.18     Conflicts of Interest...........................................11
     5.19     Licenses........................................................12
     5.20     Registration Rights.............................................12
     5.21     Retirement Plans................................................12
     5.22     Environmental and Safety Laws...................................12
     5.23     Employees.......................................................13
     5.24     Absence of Restrictive Agreements...............................13
     5.25     Small Business Concern..........................................13
     5.26     Application of Proceeds.........................................13
     5.27     Disclosure......................................................14

6.   Representations and Warranties of Purchasers.............................14
     6.1      Investment Intent...............................................14
     6.2      Location of Principal Office and Qualification as Accredited
              Investor........................................................15
     6.3      Acts and Proceedings............................................15
     6.4      No Brokers or Finders...........................................15
     6.5      Investigation...................................................15

7.   Conditions of Each Purchaser's Obligation................................15
     7.1      No Errors, etc..................................................16
     7.2      Compliance with Agreement.......................................16
     7.3      Certificate of Officers.........................................16
     7.4      Opinion of Company's Counsel....................................16
     7.5      No Event of Default.............................................19
     7.6      Qualification Under State Securities Laws.......................19
     7.7      Proceedings and Documents.......................................19
     7.8      First Amendment to Shareholder Agreements.......................19
     7.9      Execution of SBA Form 480.......................................19
     7.10     Execution of SBA Form 652.......................................19

8.   Affirmative Covenants....................................................20
     8.1      Corporate Existence.............................................20
     8.2      Books of Account and Reserves...................................20
     8.3      Furnishing of Financial Statements and Information..............20
     8.4      Inspection......................................................22
     8.5      Preparation and Approval of Budgets.............................23
     8.6      Payment of Taxes and Maintenance of Properties..................23
     8.7      Insurance.......................................................24
     8.8      Payment of Indebtedness and Discharge of Obligations............24
     8.9      Directors' and Shareholders' Meetings...........................25
     8.10     Replacement of Certificates Representing Preferred Shares or
              Conversion Stock................................................26
     8.11     Application of Proceeds.........................................27
     8.12     Retirement Plans................................................27
     8.13     Filing of Reports...............................................27
     8.14     Patents and Other Intangible Rights.............................27
     8.15     Insurance on Lives of Key Personnel.............................28
     8.16     Rights to Purchase Additional Securities........................28
     8.17     Rule 144A.......................................................29
     8.18     Compliance......................................................30
     8.19     Net Worth.......................................................30

9.   Negative Covenants.......................................................30
     9.1      Dividends on or Redemption of Junior Stock......................31

     9.2      Future Registration Rights......................................31
     9.3      Other Restrictions..............................................31

10.  Preferred Shares.........................................................32
     10.1     Conversion of Preferred Shares..................................32
     10.2     Stock Fully Paid; Reservation of Shares.........................32
     10.3     Adjustment of Number of Shares and Conversion Price.............32
     10.4     Mandatory Conversion of Preferred Shares........................32

11.  Redemption of Preferred Shares...........................................32

12.  Registration of Stock....................................................33
     12.1     Required Registration...........................................33
     12.2     Incidental Registration.........................................34
     12.3      Registration Procedures........................................35
     12.4     Expenses........................................................37
     12.5     Indemnification.................................................38

13.  Default..................................................................40
     13.1     Events of Default...............................................40
     13.2     Remedies Upon Events of Default.................................41
     13.3      Notice of Defaults.............................................42
     13.4     Suits for Enforcement...........................................42
     13.5     Remedies Cumulative.............................................42
     13.6     Remedies not Waived.............................................42

14.  Termination of Certain Covenants.........................................42

15.  Definitions..............................................................43

16.  Consents; Waivers and Amendments.........................................45

17.  Changes, Waivers, etc....................................................46

18.  Payment of Fees and Expenses of Purchasers...............................46

19.  Understanding Among Purchasers...........................................46

20.  Notices..................................................................47

21.  Survival of Representations and Warranties, etc..........................47

22.  Parties in Interest......................................................47

23.  Headings.................................................................47

24.  Choice of Law............................................................47

25.  Counterparts.............................................................48

26.  1996 Stock Purchase Agreement............................................48



Schedule A        -        Purchasers

Exhibit 1         -        Capital Stock Provisions
Exhibit 2         -        Exception Schedule
Exhibit 3         -        Financial Statements
Exhibit 4         -        Schedule of Assets and Contracts
Exhibit 5         -        Form of First Amendment to Shareholder Agreement

                                   BUCA, INC.

                            STOCK PURCHASE AGREEMENT


                                                   Dated as of September 2, 1997


To Each of the Persons Named in
  Schedule A to this Agreement
  (the "Purchasers")

Ladies and Gentlemen:

         In consideration of the agreement of the Purchasers to purchase the Series B Preferred Shares (as hereinafter defined), as provided for herein, the undersigned BUCA, INC., a Minnesota corporation (the "Company"), hereby agrees with each of the Purchasers as follows:

         1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of up to 1,922,222 series B convertible preferred shares, to be issued pursuant to and be entitled to the benefits of the capital stock provisions of the Articles of Incorporation of the Company, as amended (the "Capital Stock Provisions"; the Articles of Incorporation of the Company, as amended, shall hereinafter be referred to as the "Articles of Incorporation"), substantially as set forth in Exhibit 1 hereto.

         The term Series B Preferred Shares as used herein shall mean the series B convertible preferred shares set forth in Schedule A hereto and all preferred shares of the Company issued in exchange or substitution therefor. The term Series A Preferred Shares as used herein shall mean the series A convertible preferred shares issued by the Company pursuant to the Stock Purchase Agreement, dated October 23, 1996, among the Company and the parties named therein (the "1996 Stock Purchase Agreement"), and all preferred shares issued in exchange or substitution therefor. The term Preferred Shares as used herein shall mean the Series A Preferred Shares and the Series B Preferred Shares.

         The Series B Preferred Shares shall be convertible into shares of the Company's Common Stock (as hereinafter defined) (such shares of Common Stock into which the Series B Preferred Shares are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "Conversion Stock"), initially at the rate of one share of Conversion Stock for each Series B Preferred Share (subject to adjustment as hereinafter provided), all as more fully set forth in the Capital Stock Provisions. The Series B Preferred Shares shall be subject in all respects to all of the other provisions of the Capital Stock Provisions.

         2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Series B Preferred Shares set forth opposite such Purchaser's name in Schedule A hereto, at the purchase price set forth opposite such Purchaser's name in Schedule A hereto.

         3. Closing. The closings of the sale to, and purchase by, the Purchasers of the Series B Preferred Shares (the "Closings") shall occur at the offices of Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at the hour of 2:30 P.M., Minneapolis time, on September 2, 1997, and December 19, 1997, or on such other days or at such other times or places as the Purchasers and the Company shall agree upon (the "Closing Dates").

         At each Closing, the Company will deliver to the Purchasers certificates representing the Series B Preferred Shares being purchased by the Purchasers on such Closing Date, registered in their respective names as stated in Schedule A hereto (or in the names of their respective nominees as may be specified to the Company at least 48 hours prior to such Closing Date), against delivery to the Company by wire transfer in immediately available funds of the amounts set forth after their respective names in Schedule A hereto for such Closing Date, in payment of the total purchase price of the Series B Preferred Shares being purchased by the Purchasers on such Closing Date.

         4. Restriction on Transfer of Securities.

                  4.1 Restrictions. The Series B Preferred Shares and the Conversion Stock are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"),
(b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

                  4.2 (a) Legend. Each certificate representing Series B Preferred Shares shall be endorsed with the following legend:

                           "The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

Upon the conversion of any Series B Preferred Shares, unless the Company receives an opinion of counsel from the holder of such a security satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock issuable upon such conversion may be made without registration, or unless such Conversion Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

         The aforesaid legend shall be removed with respect to securities held for at least two years (including, with respect to the Conversion Stock, the period during which the related converted Series B Preferred Shares had been held) by a person who has not been an affiliate of the Company (as defined in Rule 144 under the Securities Act) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

                           (b) Stop Transfer Order.  A stop transfer order shall
be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in paragraph (a) above).

                  4.3 Removal of Legend. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(a) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                  4.4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Series B Preferred Shares in which it shall register the issuance and transfer of all Series B Preferred Shares. All transfers of Series B Preferred Shares shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections 4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

         5. Representations and Warranties by Company. Except as disclosed in
Exhibit 2 hereto, the Company represents and warrants to the Purchasers that:

                  5.1 Organization, Standing, etc. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Series B Preferred Shares and the Conversion Stock, and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization except as set forth in Exhibit 2 hereto.


                  5.2 Qualification. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a Material Adverse Effect (as hereinafter defined).

                  5.3 Financial Statements. Attached hereto as Exhibit 3 are (a) a consolidated balance sheet of the Company and its Subsidiaries at December 31, 1996, together with the related consolidated statements of operations, shareholders' equity and cash flow for the fiscal year then ended, and the report thereon of Arthur Andersen LLP, certified public accountants, and (b) an unaudited consolidated balance sheet at June 29, 1997 (the "Balance Sheet Date"), and the related consolidated statement of operations for the six months then ended, prepared by the Company. Such financial statements (i) are in accordance with the books and records of the Company and its Subsidiaries, (ii) present fairly the financial condition of the Company and its Subsidiaries at the balance sheet dates and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods (except, with respect to the unaudited financial statements, for the omission of footnotes and normal year-end adjustments, which adjustments are not expected by the Company to be material in the aggregate). Specifically, but not by way of limitation, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company and its Subsidiaries at December 31, 1996 and at the Balance Sheet Date which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a Material Adverse Effect.

                  5.4 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company and each of its Subsidiaries have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. Neither the Company nor any of its Subsidiaries has received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's or any subsidiary's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. Neither the Company nor any of its Subsidiaries has any tax liabilities except those reflected in Exhibit 3 hereto and those incurred in the ordinary course of business since the Balance Sheet Date.

                  5.5 Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, since the Balance Sheet Date neither the Company nor any Subsidiary has: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will have a Material Adverse Effect; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) canceled or compromised any debt or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) which will have a Material Adverse Effect; (h) entered into any transaction other than in the ordinary course of business; (i) encountered any labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors other than increases in compensation or benefits to employees in the ordinary course of business; or (m) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company and the Subsidiaries taken as a whole since the Balance Sheet Date.

                  5.6 Title to Properties and Encumbrances. The Company and each of its Subsidiaries has good and marketable title to all its owned properties and assets, including without limitation the properties and assets reflected in
Exhibit 3 hereto and the properties and assets used in the conduct of its business, except for property disposed of in the ordinary course of business since the Balance Sheet Date, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in Exhibit 3 hereto or the notes thereto, and (b) Permitted Liens (as hereinafter defined). The plant, offices and equipment owned and leased by the Company and its Subsidiaries have been kept in good condition and repair in the ordinary course of business, and neither the Company nor any of its Subsidiaries has been threatened with any action or proceeding under any building or zoning ordinance, law or regulation.

                  5.7 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, their properties, assets or business, which if determined adversely to the Company or any of its Subsidiaries would be reasonably likely to have a Material Adverse Effect, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. Neither the Company nor any of its Subsidiaries has been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

                  5.8 Compliance with Applicable Laws and Other Instruments. To the knowledge of the Company, the business and operations of the Company and each of its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities and there is no other violation that would constitute a Material Adverse Effect. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company or any of its Subsidiaries pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company and its Subsidiaries or the Existing Shareholders (as hereinafter defined) is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect.

                  5.9 Series B Preferred Shares and Conversion Stock. The Series B Preferred Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof, and the shares of Conversion Stock issuable upon conversion of the Series B Preferred Shares have been reserved for issuance based upon the initial Conversion Price (as hereinafter defined), and when issued upon conversion will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in
Section 4 hereof. The certificates representing the Series B Preferred Shares to be delivered by the Company hereunder, and the certificates representing the Conversion Stock to be delivered upon the conversion of the Series B Preferred Shares, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

                  5.10 Securities Laws. Based in part upon the representations and warranties contained in Section 6 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Series B Preferred Shares or the offer of the Conversion Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Series B Preferred Shares and the offer of the Conversion Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

                  5.11 Patents and Other Intangible Rights. The Company and each of its Subsidiaries (a) owns or has the exclusive rights throughout North America to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs, recipes and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others. The Company and each of its Subsidiaries is not, nor has it received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

                  5.12 Capital Stock. The authorized capital stock of the Company consists of 22,000,000 shares, of which 17,000,000 shares have been designated Common Stock, 2,396,800 shares have been designated Series A Convertible Preferred Stock, 2,100,000 shares have been designated Series B Convertible Preferred Stock, and 503,200 shares are undesignated. Of the Common Stock, 3,667,000 shares are issued and outstanding, and of the Series A Convertible Preferred Stock, 2,240,000 shares are issued and outstanding. No other shares of the Company's capital stock are outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities (as hereinafter defined) or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in Exhibit 2 hereto or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Neither the offer nor the issuance or sale of the Series B Preferred Shares or the Conversion Stock constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this Agreement, provided, however, that nothing in this Section 5.12 shall affect, alter or diminish any right granted under this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws. The Company is not a party or subject to any agreement or understanding, and to the knowledge of the Company, there is no agreement or understanding between any persons or entities or by a director of the Company, which affects or relates to the voting or giving of written consents with respect to, or purchase of, any security of the Company.

                  5.13 Outstanding Debt. The Company and each of its Subsidiaries has no Indebtedness for Borrowed Money (as hereinafter defined) except as otherwise set forth in Exhibit 3 hereto or the notes thereto. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  5.14 Schedule of Assets and Contracts. Attached hereto as
Exhibit 4 is a Schedule of Assets and Contracts containing:

                           (a) Annex A: a listing of all real properties owned by the Company and each of its Subsidiaries;

                           (b) Annex B: a listing of each indenture, lease, sublease, license or other instrument under which the Company and each of its Subsidiaries claims or holds a leasehold interest in real property;

                           (c) Annex C: a listing of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Company and each of its Subsidiaries in excess of $100,000 and other agreements material to the Company's business to which the Company or any of its Subsidiaries is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

                           (d) Annex D: a listing of all collective bargaining agreements, employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Company and each of its Subsidiaries;

                           (e) Annex E: a listing of all deeds of trust, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the assets or properties of the Company or any of its Subsidiaries are subject to any lien, encumbrance, security interest or charge;

                           (f) Annex F: a listing of all leases of personal property involving payment remaining to or from the Company or its Subsidiaries in excess of $100,000;

                           (g) Annex G: a listing of all bank accounts (or accounts with other financial institutions) maintained by the Company or its Subsidiaries, together with the persons authorized to make withdrawals from such accounts;

                           (h) Annex H: the name of each employee of the Company or its Subsidiaries whose annual compensation is in excess of $50,000 and the remuneration currently payable to each such employee;

                           (i) Annex I: the name of each shareholder of the Company and the number of shares owned by such shareholder;

                           (j) Annex J: a listing of all insurance policies in force and referred to in Section 5.16 hereof; and

                           (k) Annex K: a listing of all patents (including applications therefor), royalty and license agreements, trademarks, trade names, service marks and copyrights relating to Company products or the products of its Subsidiaries.

                  Prior to the initial Closing Date, the Company shall provide Purchasers or their legal counsel with a true and complete copy of each document referred to above which such counsel requests to examine.

                  The Company has in all material respects substantially performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments referred to above are in effect and enforceable according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and there is not under any of such instruments any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. To the knowledge of the Company, all parties having material contractual arrangements with the Company and its Subsidiaries are in substantial compliance therewith and none are in material default in any respect thereunder. All plans or arrangements listed pursuant to clause (d) above are fully funded to the extent that such funding is required by generally accepted accounting principles.

                  5.15 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Series B Preferred Shares and the Conversion Stock has been taken on the part of the Company, or will be taken by the Company on or prior to the initial Closing Date. This Agreement is a valid and binding agreement of the Company and of the Existing Shareholders enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

                  5.16 Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Company and each of its Subsidiaries, their properties and businesses against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources.

                   5.17 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

                  5.18 Conflicts of Interest. No officer, director or shareholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act (for the purposes of this Agreement, Brand Equity Ventures, L.P. shall be considered an affiliate of Consumer Venture Partners II, L.P.)) (the "Affiliate") of any such person has any direct or indirect interest
(a) in any entity which does business with the Company or any of its Subsidiaries, or (b) in any property, asset or right which is used by the Company or any of its Subsidiaries in the conduct of its business, or (c) in any contractual relationship with the Company or any of its Subsidiaries other than as an employee. For the purpose of this Section 5.18, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  5.19 Licenses. The Company and each of its Subsidiaries possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company or any of its Subsidiaries would have an adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company or any of its Subsidiaries proposes to conduct.

                  5.20 Registration Rights. Other than under this Agreement and the 1996 Stock Purchase Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

                  5.21 Retirement Plans. Neither the Company nor any of its Subsidiaries have any retirement plan in which any employees of the Company or its Subsidiaries participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto ("ERISA").

                  5.22 Environmental and Safety Laws. To the best of its knowledge, neither the Company nor its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety where such failure will have a Material Adverse Effect, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  The operations of the Company and its Subsidiaries do not involve any asbestos, urea-formaldehyde foamed-in-place insulation, polyclorinated biphenyls ("PCBs") or any other hazardous substances or materials including, but not limited to, hazardous substances or materials under the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Minnesota Environmental Response and Liability Act, or any other federal, state or local statute, regulation, code or ordinance.

                  5.23 Employees. To the best of the Company's knowledge, no officer of the Company or any of its Subsidiaries or employee of the Company or any of its Subsidiaries whose annual compensation is in excess of $50,000 has any plans to terminate his or her employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and neither the Company nor any of its Subsidiaries has encountered any material labor difficulties. To the best of its knowledge, neither the Company nor any of its Subsidiaries has any worker's compensation liabilities, except those reflected in Exhibit 3 hereto and there are no other worker's compensation liabilities that would constitute a Material Adverse Effect.

                  5.24 Absence of Restrictive Agreements. To the best of the Company's knowledge, no employee of the Company or any of its Subsidiaries is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. To the best of the Company's knowledge, no employer or former employer of any employee of the Company or any of its Subsidiaries has any claim of any kind whatsoever in respect of any of the rights described in
Section 5.11 hereof.

                  5.25 Small Business Concern. The Company is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Title 13, Code of Federal Regulations, ss. 121.802 (the "SBIA"). The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser that is a licensed small business investment company (an "SBIC") at the Closing Date. The Company does not presently engage in, and it shall not hereafter engage in, any activities, and shall not use directly or indirectly the proceeds from the sale of the Series B Preferred Shares for any purpose for which an SBIC is prohibited from providing funds by the SBIA.

                  5.26 Application of Proceeds. The proceeds from the issuance and sale of Series B Preferred Shares pursuant to this Agreement will be used for development and construction of additional restaurants, and for general corporate purposes. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used outside the United States (except (x) to acquire abroad materials and industrial property rights for a domestic operation or (y) for transfer to a controlled foreign subsidiary, so long as at least 51% of the assets and activities of the Company will remain within the United States), or (iii) will be used for any purpose contrary to the public interest

(including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 CFR ss. 107.901. The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) of the SIC Manual.

                  5.27 Disclosure. The Company has not knowingly withheld from the Purchasers any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         6. Representations and Warranties of Purchasers. Each of the Purchasers severally represents and warrants for itself that:

                  6.1 Investment Intent. The Series B Preferred Shares being acquired by such Purchaser hereunder are being purchased, and the Conversion Stock acquired by such Purchaser upon conversion of such Series B Preferred Shares will be acquired, for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Series B Preferred Shares and the Conversion Stock have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Series B Preferred Shares and Conversion Stock may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

                  Such Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event such Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the securities. Such Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

                  6.2 Location of Principal Office and Qualification as Accredited Investor. The state in which such Purchaser's principal office (or domicile, if such Purchaser is an individual) is located is set forth in such Purchaser's address in Schedule A hereto. Unless otherwise indicated on such Purchaser's Certification attached to this Agreement, such Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act for the reasons specified on such Certification. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents.

                  6.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser.

                  6.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

                  6.5 Investigation. Purchaser acknowledges that it has made its own independent examination, investigation, analysis and evaluation of the Company and has had an opportunity to visit with the Company and its respective officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow and operations of the Company. Furthermore, such Purchaser acknowledges that the only representations and warranties deemed to have been made by the Company in connection with this Agreement and the sale of the Series B Preferred Shares are those expressly contained in Article 5 of this Agreement.

         7. Conditions of Each Purchaser's Obligation. The obligation to purchase and pay for the Series B Preferred Shares which each Purchaser has agreed to purchase on each Closing Date is subject to the fulfillment prior to or on such Closing Date of the following conditions. In the event that any such condition is not satisfied to the satisfaction of each Purchaser prior to or on such Closing Date, then no Purchaser shall be obligated to proceed with the purchase of such Series B Preferred Shares on such Closing Date.

                  7.1 No Errors, etc. The representations and warranties of the Company under this Agreement shall be true in all material respects as of such Closing Date with the same effect as though made on and as of such Closing Date.

                  7.2 Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of such Closing Date.

                  7.3 Certificate of Officers. The Company shall have delivered to the Purchasers a certificate, dated such Closing Date, executed by the Chief Executive Officer and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2 and 7.5 hereof.

                  7.4 Opinion of Company's Counsel. The Company shall have delivered to each of the Purchasers an opinion or opinions of Faegre & Benson LLP, counsel for the Company, dated such Closing Date, to the effect that:

                           (a) The Company and each of its Subsidiaries is a duly and validly incorporated and existing corporation in good standing under the laws of the state of its incorporation; has the corporate power and authority to own and hold its properties owned and leased and to carry on the business in which it is engaged and has the corporate power and authority to enter into this Agreement, to issue and sell the Series B Preferred Shares and the Conversion Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement; and

                           (b) This Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                           (c) The Capital Stock Provisions, substantially in the form set forth as Exhibit 1 hereto, have been duly adopted by all necessary corporate action, and have been duly filed with the Secretary of State of the State of Minnesota (no other or additional filing or recording being necessary in order to perfect the rights and privileges of the holders of the Series B Preferred Shares contained in the Capital Stock Provisions) as an amendment to the Company's Articles of Incorporation.

                           (d) The Series B Preferred Shares are entitled to the rights, preferences and provisions of the Capital Stock Provisions.

                           (e) The Series B Preferred Shares have been duly authorized, issued and delivered by the Company and are fully paid and nonassessable, and the certificates for the Series B Preferred Shares are in valid and sufficient form, and the Series B Preferred Shares are entitled to the benefits of this Agreement applicable thereto.

                           (f) The Conversion Stock has been duly authorized and reserved for issuance upon conversion of the Series B Preferred Shares based upon the initial Conversion Price, and when issued upon such conversion in accordance with the terms and conditions of the Series B Preferred Shares and those of this Agreement the Conversion Stock will be duly authorized and issued and will be fully paid and nonassessable.

                           (g) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and the shareholders of the Company on or prior to the Closing Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Series B Preferred Shares and the Conversion Stock and in connection with the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

                           (h) The Company is authorized by its Articles of Incorporation to issue 22,000,000 shares, of which 17,000,000 are designated common shares, 2,396,800 are designated series A convertible preferred Shares, 2,100,000 are designated series B convertible preferred shares and 503,200 are undesignated. Except for such Series A Preferred Shares, such common shares and the Series B Preferred Shares, the Company has no other authorized or outstanding series or class of capital stock, and, to the knowledge of such counsel, there are no outstanding securities convertible into common shares of the Company or outstanding options, warrants or other rights to acquire securities of the Company, other than (a) the Preferred Shares, and (b) options, warrants and Convertible Securities disclosed in Exhibit 2 to this Agreement. To the knowledge of such counsel, there are no agreements or understandings on the part of the Company with respect to the registration of any securities of the Company under the Securities Act, other than those granted under this Agreement and as otherwise disclosed in Exhibit 2 to this Agreement, and there are no obligations on the part of the Company to purchase or redeem any outstanding shares of capital stock of the Company, other than as set forth in the Capital Stock Provisions and as otherwise disclosed in Exhibit 2 to this Agreement.

                           (i) No security holder of the Company is entitled to preemptive or, to the best of such counsel's knowledge, similar rights to subscribe for or to purchase any shares of capital stock of the Company except as otherwise contemplated by this Agreement, nor will any security holder of the Company be entitled to any such rights as a result of the execution or delivery of this Agreement or the issuance of the Series B Preferred Shares or the Conversion Stock.

                           (j) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof and assuming that the limitations on the manner of offering contained in Rule 502(c) of the Securities Act have been complied with, the Company has obtained the approval or consent of all governmental agencies or bodies required to be obtained by it for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Series B Preferred Shares and the offer of the Conversion Stock to the Purchasers through conversion by them of the Series B Preferred Shares and for the performance of the obligations of the Company under any provisions of this Agreement. To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of any term, provision or condition of its Articles of Incorporation or Bylaws; and the execution, delivery and performance of this Agreement by the Company, the offer, issuance and sale of the Series B Preferred Shares and the Conversion Stock and the consummation of the transactions contemplated by this Agreement by the Company will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the Bylaws of the Company or its Subsidiaries or in violation of any agreement listed on Schedule A attached to this Agreement, or any judgement, decree or order specifically directed to the Company or any Subsidiary listed in Exhibit 2 to this Agreement, or any statute, rule or regulation.

                           (k) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof and assuming that the limitations on the manner of offering contained in Rule 502(c) of the Securities Act have been complied with, the offer, sale, issuance and delivery of the Series B Preferred Shares and the offer of the Conversion Stock to the Purchasers through conversion by them of the Series B Preferred Shares under the circumstances contemplated by the Capital Stock Provisions and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Series B Preferred Shares and the Conversion Stock have been obtained.

                           (l) Such counsel have no knowledge of any litigation, proceeding or governmental investigation pending or threatened in writing against the Company or its Subsidiaries, its key management employees, properties or business which, if determined adversely to the Company or its Subsidiaries, would have a Material Adverse Effect.

                  7.5 No Event of Default. There shall exist at the time of such Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

                  7.6 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Series B Preferred Shares and the offer of the Conversion Stock shall have been obtained.

                  7.7 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchasers and their special counsel.
                  7.8 First Amendment to Shareholder Agreements. Each of the Purchasers and Philip A. Roberts, Peter J. Mihajlov, Don W. Hays, David Roberts and Barbara Marshall shall have entered into a First Amendment to Shareholder Agreement with the Purchasers substantially in the form of Exhibit 5 hereto.

                  7.9 Execution of SBA Form 480. Each of the Purchasers that is an SBIC and the Company shall have executed the Size Status Declaration on SBA Form 480 referred to in Section 5.25 hereof, and each of such Purchasers shall have received an executed copy of such Form for its records.

                  7.10 Execution of SBA Form 652. Each of the Purchasers that is an SBIC shall have received from the Company its duly executed certification, dated such Closing Date, on SBA Form 652, that the Company will not illegally discriminate in its operations, employment practices or facilities.

         8. Affirmative Covenants. Subject to the provisions of Section 14 hereof, the Company covenants and agrees that:

                  8.1 Corporate Existence. Except in the event of the merger or consolidation of a Subsidiary with another Subsidiary or into the Company, the Company will maintain and cause each Subsidiary (as hereinafter defined) to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations taken as a whole.

                  8.2 Books of Account and Reserves. The Company will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and who are either one of the so-called "Big Six" accounting firms or an otherwise nationally recognized accounting firm, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

                  8.3 Furnishing of Financial Statements and Information. The Company will deliver to each Preferred Shareholder:

                           (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with the related consolidated statements of operations for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 8.5 hereof and in comparative form figures for the corresponding month of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

                           (b) as soon as practicable, but in any event within 120 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                           (c) within 120 days after the end of each fiscal year, written notice of any change during the past fiscal year of the conversion price for the Series A Preferred Shares or for the Series B Preferred Shares, including a brief statement indicating any adjustments reasonably anticipated;

                           (d) concurrently with the delivery in each year of the financial statements referred to in paragraph (b) of this Section 8.3, a statement and report signed by the independent public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit upon which their certificate was based they became aware of no condition or event which constituted an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default or if such accountants did become aware of any such condition or event, specifying the nature and period of existence thereof;

                           (e) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its Subsidiaries made by such accountants;

                           (f) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange;

                           (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any Subsidiaries as is available to the Company and as from time to time the Preferred Shareholders may reasonably request;

                           (h) promptly following the issuance of any Additional Shares of Common Stock or of any Convertible Securities, or any options, warrants or other rights to purchase Additional Shares of Common Stock or Convertible Securities (other than the issuance of any such securities pursuant to key employee and consultant benefit plans adopted by the Company's Board of Directors), as these terms are hereinafter defined, written notice of the amount of securities so issued and the total consideration received therefor;

                           (i) at least 20 days prior to the earlier of (i) the execution of any agreement relating to any merger or consolidation of the Company or any of its Subsidiaries with another corporation, or a plan of exchange involving the outstanding capital stock of the Company or any of its Subsidiaries, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or any of its Subsidiaries to another corporation, or (ii) the holding of any meeting of the shareholders of the Company for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition;

                           (j) within 15 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its Subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

                           (k) as soon as reasonably practical after the written request of any Preferred Shareholder that is an SBIC, confirm the use of the proceeds as described in Section 5.26 hereof; and

                           (l) promptly furnish to each Preferred Shareholder that is an SBIC all information necessary in order for such Preferred Shareholder to prepare and file SBA Form 468 and other information requested or required by any governmental authority asserting jurisdiction over such Preferred Shareholder, such information to be provided within 20 days of such Preferred Shareholder's request, but in no event shall such Preferred Shareholder request any information that has previously been disclosed pursuant to the reporting requirements set forth herein;

                  8.4 Inspection. The Company will permit each Preferred Shareholder and any of its partners, officers or employees, or any outside representatives designated by such Preferred Shareholder and reasonably satisfactory to the Company, to visit and inspect at such Preferred Shareholder's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such Preferred Shareholder may reasonably request. Except as otherwise required by laws or regulations applicable to a Preferred Shareholder, the Preferred Shareholders shall maintain, and shall require their representatives to maintain, all information obtained pursuant to Section 8.3 hereof, this Section 8.4 and Section 8.5 hereof on a confidential basis.

                  8.5 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year (the "Annual Plan"), which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. The Annual Plan shall also include, without limitation, a development plan for restaurants for the ensuing year including plans for market locations of such restaurants, estimated timing of openings and a budget of expenses. Each Annual Plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the Annual Plan, and copies of each such modification shall be submitted to the Board of Directors. Each Annual Plan, or modification thereof, must be approved by at least 66-2/3% of the members of the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Preferred Shareholder. Each site for a new restaurant shall be approved by a real estate site selection committee comprised of five members selected by the Board of Directors in the same manner the Annual Plan is approved from members of the Board of Directors and senior management, at least one of which shall be a member of the Board of Directors elected by the holders of the Series A Preferred Shares (the "Series A Preferred Shareholders"). Each new restaurant site shall be approved by four of the five members of such committee; provided, however, that each site so approved shall be in accordance with the Annual Plan then in effect.

                  8.6 Payment of Taxes and Maintenance of Properties. The Company will, and will cause each Subsidiary to:

                           (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary as the case may be shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

                           (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

                  8.7 Insurance. The Company will, and will cause each Subsidiary to, obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage.

                  All such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any Subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

                  8.8 Payment of Indebtedness and Discharge of Obligations. The Company will, and will cause each Subsidiary to, pay or cause to be paid the principal of and interest and premium, if any, on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such Indebtedness for Borrowed Money is renewed or extended. The Company will, and will cause each Subsidiary to, faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money is issued, and will not permit the continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default is waived pursuant to the provisions thereof. Neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Section 8.8 at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action provided that the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto.

                  8.9 Directors' and Shareholders' Meetings. The Series A Preferred Shareholders shall have the right to elect two directors of the Company (the "Series A Preferred Stock Directors") as set forth in the Capital Stock Provisions. Each Series A Preferred Shareholder agrees to vote or execute written consents in respect of such Series A Preferred Shareholder's respective shares of Series A Preferred Stock now owned or hereafter acquired, at all regular, special or adjourned meetings of the Series A Preferred Shareholders of the Company at which such Series A Preferred Shareholders are entitled to vote such shares in respect of the election of directors to be elected by the Series A Preferred Shareholders, or in connection with any written action in lieu thereof, for the following persons: (i) one person nominated by Norwest Equity Partners V, or its successors or assigns; and (ii) one person nominated by Consumer Venture Partners II, L.P.; provided, however, that upon such time as a current Series A Preferred Shareholder, other than Norwest Equity Partners V, holds, together with such Series A Preferred Shareholder's Affiliates, a number of shares exceeding 130% of the number of shares held by Consumer Venture Partners II, L.P. and its Affiliates, such Series A Preferred Shareholder shall then make the nomination provided under clause (ii) of this section. Such persons so nominated shall constitute both of the two Series A Preferred Stock Directors.

                  The holders of the Common Shares (the "Common Shareholders") shall have the right to elect three directors of the Company as provided in the Capital Stock Provisions. The remaining two directors (the "Remaining Directors") shall be elected by the Series B Preferred Shareholders, the Series A Preferred Shareholders and the Common Shareholders as provided in the Capital Stock Provisions. In electing the Remaining Directors, the Company, the Preferred Shareholders and the Common Shareholders which are parties to this Agreement agree that they shall cause to be nominated and shall vote or execute written consents in respect of such shareholder's respective shares of Preferred Stock and Common Stock now owned or hereafter acquired, at all regular, special or adjourned meetings of the shareholders of the Company at which such shareholders are entitled to vote such shares in respect of the election of directors to be elected, or in connection with any written action in lieu thereof, for the following persons: (i) Henry T. Wilson, (ii) Don W. Hays, and
(iii) upon expiration of any Remaining Director's term, persons nominated as provided below. Henry T. Wilson and Don W. Hays shall each serve until a successor is duly elected as hereinafter provided. The Remaining Directors who shall thereafter be nominated and elected to replace Henry T. Wilson and Don W. Hays (which nomination and election are expected to occur before December 31, 1997) shall be individuals with substantial experience in the restaurant industry. Such persons shall be nominated to serve as Remaining Directors by the affirmative vote of at least two-thirds of the Board of Directors.

                  The Company shall reimburse such holders of Series A Preferred Shares for the reasonable out-of-pocket expenses incurred by them or the directors elected by them pursuant to the Capital Stock Provisions in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay the same directors' fees to directors elected by holders of Series A Preferred shares and to directors who are not employees; and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

                  So long as an officer or partner or employee of a Preferred Shareholder or an Affiliate thereof is not a director of the Company, the Company shall notify such Preferred Shareholder of all regular meetings and special meetings of the Board of Directors of the Company at least two business days in advance of such meetings, and afford any representative designated by such Preferred Shareholder the right and opportunity to attend any such meeting. Such right to attend the meetings of the Board of Directors shall extend only to Preferred Shareholders who, together with any Affiliates thereof, hold at least 250,000 Series A Preferred Shares or 250,000 Series B Preferred Shares. Such representative shall be entitled to receive all written materials and other information given to directors of the Company in connection with any such meeting at the time such materials or information are given to such directors.

                  The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every two months, and during each year to hold its annual meeting of shareholders on or approximately on the date provided in its Bylaws.

                  8.10 Replacement of Certificates Representing Preferred Shares or Conversion Stock. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Series A Preferred Shares, Series B Preferred Shares or any shares of stock issued upon conversion thereof or in exchange therefor, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the certificates representing Series A Preferred Shares, Series B Preferred Shares or any shares of stock issued upon conversion thereof or in exchange therefor, as the case may be, the Company will issue new certificates representing such shares of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificates representing such shares.

                  8.11 Application of Proceeds. Unless otherwise approved by the Purchasers, the net proceeds received by the Company from the sale of the Series B Preferred Shares shall be used substantially for development and construction of additional restaurants, and for general corporate purposes. Pending use of the proceeds in the business, they shall be deposited in a bank or banks having deposits of $125,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

                  8.12 Retirement Plans. The Company will cause each retirement plan of the Company or any of its Subsidiaries in which any employees of the Company or of any of its Subsidiaries participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary, and to be administered in a manner consistent with, those provisions of ERISA which may, from time to time, become effective and operative with respect to such plans; if requested by the Preferred Shareholders in writing from time to time, furnish to the Preferred Shareholders a copy of any annual report with respect to each such plan that the Company files with the Secretary of Labor pursuant to ERISA; and at such time as such insurance shall be available at rates deemed commercially reasonable by the Company, maintain insurance against the contingent liability imposed in respect of each such plan by the provisions of ERISA.

                  8.13 Filing of Reports. The Company will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

                  8.14 Patents and Other Intangible Rights. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights, recipes and copyrights which in the opinion of a prudent and experienced businessman operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

                  8.15 Insurance on Lives of Key Personnel. The Company will maintain life insurance under the current policy (or a substantially equivalent policy) on the life of Joseph Micatrotto so long as Mr. Micatrotto is an employee of the Company. Such policy shall name the Company as the beneficiary thereunder, and shall be in addition to any policy or policies maintained by the Company to fund potential stock repurchase obligations of the Company.

                  8.16 Rights to Purchase Additional Securities. If the Company should decide to issue and sell additional shares of any capital stock of the Company or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company, other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis by an underwriter, or group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, (b) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves, provided that the aggregate number of shares thus awarded and issued and issuable pursuant to the exercise of all such options shall not be in excess of 650,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes effected after the Closing
Date), (c) shares of Common Stock issued upon conversion of the Company's outstanding Series A Convertible Debentures, (d) shares of Series A Preferred Shares issued upon exercise of warrants to Piper Jaffray Inc. for 112,000 shares and to Michael L. Bochert for 44,800 shares or shares of Common Stock issued upon conversion of such Series A Preferred Shares, (e) shares of Common Stock issued upon conversion of the Series A Preferred Shares and the Series B Preferred Shares, (f) warrants to purchase up to 50,000 shares of the Company's series B convertible preferred stock to be issued to Piper Jaffray at the initial Closing, any shares of the Company's series B convertible preferred stock issued upon the exercise of such warrants, and any shares of Common Stock issued upon conversion of such Series B Convertible Preferred Stock, and (g) warrants to purchase up to 193,332 shares of Common Stock to be issued to subordinated debt lenders after the initial Closing and any shares of Common Stock issued up the exercise of such warrants, (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in (a), (b), (c), (d), (e), (f) and (g) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each of the Preferred Shareholders, or an Affiliate thereof, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Preferred Shareholder's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Preferred Shareholder and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Preferred Shareholder shall have a period of 30 days from and after the date of receipt by it of such notice within which to accept such offer. If a Preferred Shareholder elects to accept such offer in whole or in part, such Preferred Shareholder shall so accept by written notice to the Company given within such 30-day period. If a Preferred Shareholder fails to accept such offer in whole or in part within such 30-day period, any of such Additional Securities not purchased by such Preferred Shareholder pursuant to such offer may be offered for sale to others by the Company for a period of 90 days from the last day of such 30-day period, but only on the same terms and conditions as set forth in the initial offer to such Preferred Shareholder, free and clear of the restrictions imposed by this
Section 8.16.

                  For purposes of the previous paragraph, a Preferred Shareholder's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or Convertible Securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Preferred Shareholder immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by (b)(i) if so approved by the affirmative vote of the holders of two-thirds of the shares of Purchased Stock (as hereinafter defined) held by Preferred Shareholders entitled by this Section
8.16 to purchase a portion of such Additional Securities, that portion of the offering of Additional Securities that remains after considering binding commitments to purchase that have been received from persons other than the Preferred Shareholders, or (ii) if not so approved, the entire offering of Additional Securities.

                  8.17 Rule 144A. The Company agrees that, upon the request of any holder of Series A Preferred Shares, Series B Preferred Shares or shares issued upon conversion thereof or exchange therefor, or any prospective purchaser of such shares, the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

                  The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this
Section 8.17 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  8.18 Compliance. So long as any Preferred Shareholder that is an SBIC holds any Series A Preferred Shares or any Series B Preferred Shares (i) without the prior written consent of such Preferred Shareholder, the Company shall not use the proceeds from the sale of the Preferred Shares issued and sold pursuant to this Agreement and the 1996 Stock Purchase Agreement for any purpose other than as set forth in Section 8.11 above, (ii) the Company shall not use the proceeds from the sale of the Preferred Shares issued and sold pursuant to this Agreement and the 1996 Stock Purchase Agreement for any prohibited purposes outlined in the second sentence of Section 5.26, (iii) the Company shall not change its business activity in any manner which, by reason of such change in business activity, would cause the Company to fall within a different SIC Code and thereby render the Company ineligible as a "small business concern" under the SBIA and (iv) the Company shall at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117. The Company shall at all times permit any Preferred Shareholder that is an SBIC and, if necessary, a representative of the Small Business Administration, access to the Company's records and the Company shall provide such information as such Preferred Shareholder that is an SBIC may request in order to verify compliance with this Section 8.17 including, without limitation, an officer's certificate indicating such compliance. The Company hereby acknowledges that (A) any diversion of the proceeds from their intended use as specified in Section 5.26,
Section 8.11 and this Section 8.18, (B) the Company's becoming ineligible as a "small business concern" by reason of a change in the Company's business activity within one year from the Closing Date or (C) failure to provide the information specified in Section 8.3(l) and 8.3(m), shall entitle any Preferred Shareholder that is an SBIC, upon demand, and in addition to any other remedies that may exist, to immediate rescission of this Agreement and the 1996 Stock Purchase Agreement and repayment in full of the funds invested hereunder and thereunder as contemplated by 13 CFR ss. 107.305 and 13 CFR ss. 107.706.

                  8.19 Net Worth. The Company agrees that it will at all times maintain Consolidated Tangible Net Worth (as hereinafter defined) in an amount
(a) after the initial Closing of at least equal to $4,000,000 plus ninety percent (90%) of the gross proceeds to the Company from the initial Closing, and
(b) after the second Closing of at least $4,000,000 plus ninety percent (90%) of the gross proceeds to the Company from the initial Closing and the second Closing.

         9. Negative Covenants. Subject to the provisions of Section 14 hereof, the Company will be limited and restricted as follows:

                   9.1 Dividends on or Redemption of Junior Stock. Without the prior approval of the Preferred Shareholders, the Company will not declare or pay any dividend or make any other distribution on any shares of Junior Stock (as hereinafter defined), other than those payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock or debt securities convertible into other shares of Junior Stock), or set aside a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock, except for repurchases of Common Stock required by the Redemption Agreement dated September 30, 1996 between the Company and Parasole Restaurant Holdings, Inc. or repurchases of capital stock approved by the Company's Board of Directors at the time of repurchase and pursuant to options and awards to key employee and consultant plans adopted by the Company, including, without limitation, the Buca, Inc. Employee Stock Option Plan.

                  9.2 Future Registration Rights. Except for any registration expressly permitted by Section 12 hereof and registration rights which may be granted, with the approval of the Company's Board of Directors, in connection with warrants to purchase up to 193,332 shares of Common Stock to be issued to subordinated debt holders in 1997, the Company will not, without the prior approval of the Preferred Shareholders, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights.

                  9.3 Other Restrictions. The Company will not without the prior approval of a majority of the Board of Directors or a duly appointed committee thereof, which majority shall include at least one of the directors designated by the holders of the Series A Preferred Shares:

                           (a) guarantee, endorse or otherwise be or become contingently liable, or permit any Subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with the obligations, securities or dividends of any person, firm, association or corporation, other than the Company or any of its Subsidiaries, except that the Company and any Subsidiary may endorse negotiable instruments for collection in the ordinary course of business; or

                           (b) make or permit any Subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any Subsidiary), firm, association or corporation, except loans and advances to the Company and its wholly-owned Subsidiaries and advances to suppliers and employees made in the ordinary course of business; or

                           (c) purchase or invest, or permit any Subsidiary to purchase or invest, in the stock or obligations of any other person, firm or corporation, other than a wholly-owned Subsidiary; or

                           (d) pay, or permit any Subsidiary to pay, compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, options, warrants, fees under management contracts or for professional services or fringe benefits to any officer in excess of amounts fixed by the Board of Directors of the Company prior to any payment to such officer; or

                           (e) make any material change in the nature of its business as carried on at the date of this Agreement.

         10. Preferred Shares.

                  10.1 Conversion of Preferred Shares. Any holder of any Preferred Shares may, at its option, at any time and from time to time, convert such Preferred Shares, or any thereof, into Common Stock at the rate and upon the terms and conditions and subject to the adjustments set forth in the Capital Stock Provisions.

                  10.2 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Common Stock that may be issued upon conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Capital Stock Provisions, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Preferred Shares.

                  10.3 Adjustment of Number of Shares and Conversion Price. The number of shares of Common Stock issuable upon conversion of Preferred Shares and the conversion price with respect thereto shall be subject to adjustment from time to time as set forth in the Capital Stock Provisions.

                  10.4 Mandatory Conversion of Preferred Shares. The Preferred Shares shall automatically be converted into shares of Common Stock, without any act by the Company or the holders of the Preferred Shares, concurrently with the closing of a public offering by the Company of shares of Common Stock registered under the Securities Act that meets the conditions set forth in the Capital Stock Provisions for such mandatory conversion of the Preferred Shares.

         11. Redemption of Preferred Shares. The Company will redeem and repurchase the Preferred Shares from the holders thereof at the times and upon the terms and conditions set forth in the Capital Stock Provisions to the extent funds are legally available to do so. Optional redemptions of Preferred Shares by the Company shall not be permitted.

         12. Registration of Stock.

                  12.1 Required Registration. If the Company shall receive at any time after the earlier of (1) October 1, 1999, or (2) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request therefor from any record holder or holders of an aggregate of at least two-thirds of the shares of Purchased Stock not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only two registration statements pursuant to this
Section 12.1, and to pay the expenses associated with such registration statements. In the event that the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this Section 12.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Purchased Stock covered thereby, and the holders of such Purchased Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Stock, then the holders of such Purchased Stock shall not be deemed to have exercised their right to require the Company to register Purchased Stock pursuant to this Section 12.1.

                  If, at the time any written request for registration is received by the Company pursuant to this Section 12.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 12.2 hereof rather than this Section 12.1, and the rights of the holders of Purchased Stock covered by such written request shall be governed by Section 12.2 hereof.

                  Without the written consent of the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this
Section 12.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Purchased Stock to be registered.

                  Notwithstanding any of the foregoing, if the Company shall furnish to holders requesting a registration statement pursuant to this Section 12.1, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders to proceed with such registration and it is therefor essential to defer such registration, the Company shall have the right to defer action under this Section 12.1 for a period of not more than 90 days after receipt of the request of the holders; provided, however, that the Company may not utilize this right more than once in any 12 month period. During the period of deferral, the Company shall not file any other registration statement under the Securities Act.

                  12.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses for such registration incurred after the Company has decided not to proceed. If any registration pursuant to this Section
12.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 12.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Purchased Stock requested for inclusion pursuant to this Section 12.2 would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock otherwise to be included in the underwritten public offering may be reduced, first by excluding the Warrants and Warrant Stock, and then, if necessary, pro rata (by number of shares) among the holders of other Purchased Stock requesting such registration, but in either case only after exclusion of all other shares proposed to be sold by other selling security holders; provided, however, that in any offering other than an initial public offering by the Company, after any such required reduction, the Purchased Stock to be included in such offering shall constitute at least 25% of the total number of shares to be included in such offering. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  12.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 12.1 or 12.2 hereof to effect the registration of shares of Purchased Stock under the Securities Act, the Company will:

                           (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                           (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                           (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Stock by such holder;

                           (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                           (k) at the request of any such holder, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

                  12.4 Expenses. With respect to each registration requested pursuant to Section 12.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Purchased Stock in a registration statement pursuant to Section 12.2 hereof (except as otherwise provided in Section 12.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne by the selling security holders.

                  12.5 Indemnification. In the event that any Purchased Stock is included in a registration statement under Section 12.1 or 12.2 hereof:

                           (a) The Company will indemnify and hold harmless each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions of this Section 12, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                           (b) Each holder of shares of Purchased Stock which are included in a registration pursuant to the provisions of this
         Section 12 will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof. The liability of holders of shares of Purchased Stock under this Section 12.5(b) shall not exceed, in aggregate, the proceeds of the offering through which the Purchased Stock was acquired from the Company.

                           (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 12.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or
         (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         13. Default.

                  13.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

                           (a) if the Company or any Subsidiary makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; provided, however, that this subparagraph (a) shall not apply to any Subsidiary
         (i) that ceases to do business due to the closure of one or more restaurants or any merger with another Subsidiary or the Company with the approval of the majority of the Board of Directors of the Company or (ii) that is not a Significant Subsidiary within the meaning of Rule 405 of Regulation C under the Securities Act of 1933; or

                           (b) if a trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 30 days after such appointment; or

                           (c) if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or, if contested by the Company or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 30 days after such institution; or

                           (d) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date; or

                           (e) if default shall be made in the Company's obligation to redeem Preferred Shares, as required by the Capital Stock Provisions, whether or not funds are legally available therefor; or

                           (f) if any of the Series A Shareholders' designees to the Company's Board of Directors shall fail to be elected to the Board of Directors in the manner and under the terms and conditions set forth in Section 8.9 hereof; provided, however, that there shall be no event of default if such failure to elect Series A Shareholders' designees is due to the act of the Preferred Shareholders;

                           (g) if default shall be made in the due and punctual performance or observance of any of the terms contained in Section 8.5,
         Section 8.19, Section 9.1, Section 9.2, or Section 9.3 hereof, and such default shall have continued for a period of 30 days after written notice thereof to the Company by any holder of Preferred Shares which period shall be extended, not to exceed a total of 90 days, if the Company reasonably demonstrates to Preferred Shareholders' diligent and good faith efforts to cure the default; or

                           (h) if Joseph Micatrotto shall not be employed as President and Chief Executive Officer of the Company, and the Company shall have failed to employ within 60 days of such termination of employment a successor to Mr. Micatrotto approved by a majority of the Board of Directors of the Company, which majority shall include at least one of the directors designated by the holders of the Series A Preferred Shares. Such 60 day period shall be extended, to not exceed a total of 180 days, if the Company reasonably demonstrates good faith and diligent efforts to retain a qualified successor.

                  13.2 Remedies Upon Events of Default. Upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of two-thirds of the Preferred Shares then outstanding, (a) the holders of two-thirds of the Preferred Shares then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in the Capital Stock Provisions, and (b) the holders of two-thirds of the Preferred Shares then outstanding may require the Company immediately to redeem, at $3.75 per Series A Preferred Share and $4.50 per Series B Preferred Share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus all dividends unpaid and accumulated or accrued thereon, if any, to the date of such redemption, all Series A Preferred Shares and Series B Preferred Shares then outstanding, and thereupon the Company shall be obligated to redeem all Series A Preferred Shares and Series B Preferred Shares then outstanding.

         13.3 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within three business days of such Event of Default to the holders of all outstanding Preferred Shares. If the holder of any Preferred Shares shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Preferred Shares at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

                  13.4 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 13.2 hereof, the holders of two-thirds of the Preferred Shares may proceed to protect and enforce their rights under this Section 13 by suit in equity or action at law. It is agreed that in the event of such action such holders of Preferred Shares shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.
                  13.5 Remedies Cumulative. No right, power or remedy conferred upon any holder of Preferred Shares shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                  13.6 Remedies not Waived. No course of dealing between the Company and any Preferred Shareholder , and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 13.7 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

         14. Termination of Certain Covenants. The obligations of the Company under Sections 8 and 9 hereof, other than its obligations under Sections 8.10 and 8.13 hereof, shall, notwithstanding any provisions hereof apparently to the contrary, terminate and shall be of no further force or effect from and after the earlier to occur of (i) the date on which less than 25% of the Series A Preferred Shares is outstanding and less than 25% of the Series B Preferred Shares is outstanding, and (ii) the date on which all of the Preferred Shareholders hold, in aggregate, less than 5% of the Fully Paid Securities of the Company.

15. Definitions. Unless the context otherwise requires, the terms defined in this Section 15 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with generally accepted accounting principles as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors of the Company as required under the provisions of Section 8.3 hereof.

                  15.1 "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Closing Date, except Common Stock issued upon conversion of Preferred Shares.

                  15.2 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

                  15.3 "Consolidated Tangible Net Worth" shall mean the aggregate amount of shareholder's equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 5.3, plus the aggregate principal amount of the outstanding Convertible Debentures, less the purchase price of acquired businesses in excess of the fair market value of tangible net assets, other items of goodwill, patents, trademarks, trade names, copyrights, organization expense, treasury stock, unamortized debt discount and expense, any write-up of the value of any asset, and other like intangibles (but excluding the book value of capitalized pre-opening expenses), all determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in Section 5.3.

                  15.4 "Conversion Price" shall mean such price at which the Series B Preferred Shares are convertible into Common Stock pursuant to Section 10 hereof and the Capital Stock Provisions.

                  15.5 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  15.6 "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

                  15.7 "Junior Stock" shall mean Common Stock and all other shares of stock of any other class of the Company at any time created and issued ranking junior to the Series B Preferred Shares or the Series A Preferred Shares with respect to the right to receive dividends and/or the right to the distribution of assets upon liquidation, dissolution or winding up of the Company.

                  15.8 Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities shall mean any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

                  15.9 "Material Adverse Effect" shall mean any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

                  15.10 "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) capitalized leases and purchase money liens; and
(c) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and liens and encumbrances incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

                  15.11 "Preferred Shareholder" shall mean the Purchasers under this Agreement and the 1996 Stock Purchase Agreement.

                  15.12 "Purchased Stock" shall mean the Series A Preferred Shares, the Series B Preferred Shares and all shares of Common Stock of the Company issued in exchange or substitution therefor, and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. Solely for the purpose of Section 12, the term Purchased Stock shall also include (a) the warrants dated October 23, 1996 issued to Piper Jaffray Inc. and Michael Bochert (the "Warrants"), the Common Stock issuable upon exercise of the Warrants and all shares of Common Stock issued in exchange or substitution therefor (the "Warrant Stock"), and (b) the warrants to purchase up to 50,000 Series B Preferred Shares to be issued to Piper Jaffray Inc. at the initial Closing (the "1997 Warrants"), the Series B Preferred Shares issuable upon exercise of such warrants, the shares of Common Stock issuable upon conversion of such Series B Preferred Shares and all shares of Common Stock issued in exchange or substitution therefor. Nothing in this Section 15.8 shall be deemed to require the Company to register any Series A Preferred Shares, Series B Preferred Shares, Warrants or the 1997 Warrants, it being understood that the registration rights granted by
Section 12 hereof relate only to shares of Common Stock and securities issued in substitution or exchange therefor.

                  15.13. "Senior Indebtedness" shall mean (a) the principal of all Indebtedness for Borrowed Money of the Company and its Subsidiaries to banks, insurance companies or other financial institutions, (b) the present value of net minimum lease payments of all leases under which the Company or any of its Subsidiaries is the lessee and which are required to be capitalized under generally accepted accounting principles, (c) the principal of all indebtedness of the Company or any of its Subsidiaries under installment purchase agreements, and (d) the principal of all indebtedness of the Company or any of its Subsidiaries to the owners of any real property leased by the Company for leasehold improvements financed by such owners.

                  15.14 "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

         16. Consents; Waivers and Amendments. Except as otherwise specifically provided herein, in each case in which approval of the Preferred Shareholders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of Preferred Shareholders owning at least two-thirds of the Purchased Stock then owned by the Preferred Shareholders (for purposes of this Section 16, the holders of Preferred Shares shall have a number of votes equal to the number of shares of Common Stock into which the Preferred Shares are convertible.) With the written consent of Preferred Shareholders owning at least two-thirds of the Purchased Stock then owned by the Preferred Shareholders, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Stock and of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the terms of the Preferred Shares as set forth in the Capital Stock Provisions (any such amendment to the terms of the Preferred Shares shall require the vote of the holders of the Preferred Shares called for by the Capital Stock Provisions), or
(b) reduce the aforesaid percentage of Purchased Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Purchased Stock who have not previously consented thereto in writing.

         17. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 16 hereof.

         18. Payment of Fees and Expenses of Purchasers. Upon the consummation of the sale of Series B Preferred Shares anticipated by this Agreement or upon failure by the Company to consummate such sales, the Company will pay the reasonable out-of-pocket expenses incurred by the Purchasers in connection with the transactions herein contemplated, including without limitation the reasonable fees and out-of-pocket expenses of Dorsey & Whitney LLP for their services as special counsel to the Purchasers in connection with the transactions herein contemplated not to exceed $10,000. The Company will also pay (a) all fees and expenses incurred by the Preferred Shareholders with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby, and (b) all fees and expenses incurred by the Preferred Shareholders with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby.

         19. Understanding Among Purchasers. The determination by each of the Purchasers to purchase Series B Preferred Shares pursuant to this Agreement has been made by such Purchaser independent of the other Purchasers, and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the other Purchasers or by any agent or employee of the other

Purchasers. In addition, it is acknowledged by each of the Purchasers that the other Purchasers have not acted as such Purchaser's agent in connection with making its investment hereunder and that the other Purchasers will not be acting as such Purchaser's agent in connection with monitoring such Purchaser's investment hereunder.

         20. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

                  (a) if to any holder of any Purchased Stock, addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

                  (b) if to the Company, addressed to the Company, 1422 West Lake Street, Suite 220, Minneapolis, Minnesota 55408, attention President, or to such other address as the Company may specify by written notice to the Preferred Shareholders, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

         21. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the sale and purchase of the Series B Preferred Shares and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

         22. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Stock.

         23. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         24. Choice of Law. It is the intention of the parties that the laws of Minnesota, without giving regard to the conflicts of laws provisions thereof, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         25. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         26. 1996 Stock Purchase Agreement. After the initial Closing of the sale of Series B Preferred Shares hereunder, this Agreement shall supersede the 1996 Stock Purchase Agreement in its entirety, and the 1996 Stock Purchase Agreement shall be of no further force or effect.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                 Very truly yours,
                                 BUCA, INC.

                                 By    /s/ Greg A. Gadel
                                    -----------------------------------
                                  Its        CFO
                                     ----------------------------------

         Section 8.9 of the foregoing Agreement is hereby accepted as of the date first above written by the following persons (collectively the "Existing Shareholders").


/s/ Don W. Hays
===================================
Don W. Hays


/s/ Peter J. Mihajlov
===================================
Peter J. Mihajlov


/s/ Philip A. Roberts
===================================
Philip A. Roberts


/s/ David Roberts
===================================
David Roberts


/s/ Barbara Marshall
===================================
Barbara Marshall

The foregoing Agreement is hereby accepted as of the date first above written.

NORWEST EQUITY PARTNERS V, A
   MINNESOTA LIMITED PARTNERSHIP

By:  Itasca Partners V, L.L.P., General Partner


By      /s/ John P. Whaley
  ----------------------------------
  Its        Partner
     ----------------------------------

CONSUMER VENTURE PARTNERS II, L.P.

By: Consumer Venture Associates II, L.P.

By  /s/ Pearson Cummins III
  ----------------------------------
  Its   General Partner
     ----------------------------------



REGENT CAPITAL PARTNERS, L.P.

By:  Regent Capital Holdings, L.P., General Partner
By:  Regent Capital Holdings, Inc., General Partner

By  /s/ J. Oliver Maggard
  ----------------------------------
  J. Oliver Maggard

  Its   Managing Director
     ----------------------------------



STANDBY FUND 1997


By  /s/ Rick Hines
  ----------------------------------
  Rick Hines

  Its  General Partner
     ----------------------------------


WA&H INVESTMENT, L.L.C.

By:  Wessels, Arnold & Henderson Group, L.L.C.
Its:  Managing Member

By  /s/ Thomas J. Brigl
  ----------------------------------
  Thomas J. Brigl, its CFO/Managing Director

NORTHWOOD VENTURES LLC

By   /s/ Henry T. Wilson
  ==============================
         Henry T. Wilson

  Its   Managing Director
     ===========================


NORTHWOOD CAPITAL PARTNERS LLC

By   /s/ Henry T. Wilson
  ==============================
         Henry T. Wilson

  Its   Managing Director
     ===========================



NATIONAL DINING CONCEPTS, INC.

By    /s/ Steven C. Simon
  ==============================

  Its      President
     ===========================





WALDEN INVESTORS

By Walden General Partner, its General Partner


By  /s/ Arthur S. Berliner
  ==============================
        Arthur S. Berliner

  Its   General Partner
     ===========================



WALDEN VENTURES


By    /s/ Arthur S. Berliner
  ==============================
          Arthur S. Berliner

  Its      General Partner
     ===========================



WALDEN CAPITAL PARTNERS


By    /s/ Arthur S. Berliner
  ==============================
          Arthur S. Berliner

  Its      General Partner
     ===========================



WALDEN - SBIC, L.P.


By    /s/ Arthur S. Berliner
  ==============================
          Arthur S. Berliner

  Its      General Partner
     ===========================



WALDEN TECHNOLOGY VENTURES II, L.P.

By:  Walden Technology Partners, L.P.
Its:  General Partner


By    /s/ Arthur S. Berliner
  ==============================
          Arthur S. Berliner

  Its      General Partner
     ===========================